Exhibit 10.18.3

EXHIBIT A TO NOVEMBER 22, 2013 MINUTES

FORM OF THIRD AMENDMENT

TO THE HUMACYTE, INC.

2005 STOCK OPTION PLAN

THIS THIRD AMENDMENT to the Humacyte, Inc. 2005 Stock Option Plan is dated as of November 22, 2013.

WHEREAS, the Board of Directors of Humacyte, Inc. (the “Company”) has adopted and the shareholders of the Company have approved the Humacyte, Inc. 2005 Stock Option Plan, as amended on March 31, 2008 (the “Plan”); and

WHEREAS, the Board of Directors determines that it is in the best interest of the Company to amend the Plan in order to increase the number of shares of common stock issuable pursuant to options granted under the Plan from Four Million Five Hundred Twenty-Two Thousand Sixty-Four (4,522,064) shares to Eight Million Three Hundred Seventy-Two Thousand Sixty-Four (8,372,064) shares.

NOW, THEREFORE, the Plan shall be amended as follows:

1. The first sentence of Paragraph 5.1 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be Eight Million Three Hundred Seventy-Two Thousand Sixty-Four (8,372,064), of which not more than one third may be granted as Awards of Restricted Stock or unrestricted Stock Awards.”

2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

IN WITNESS WHEREOF, the undersigned hereby certifies that this Third Amendment was duly adopted by the Board of Directors as of November 22, 2013 and by the shareholders of the Company as of [December 9, 2013].

HUMACYTE, INC.
[CORPORATE SEAL]
		By:	/s/ Carrie S. Cox
Carrie S. Cox
ATTEST:			President and CEO

By:	/s/ Paul A. Boyer
Paul Boyer, Assistant Secretary